BIMCO STANDARD BAREBOAT CHARTER

CODE NAME: "BARECON2001"

1. Shipbroker **N/A**	2. Place and date **7 September 2018**
3. Owners/Place of business (Cl. 1) **Topsheen Shipping Group Limited** **No.C, 16/F, Chinaweal Centre,** **414-424 Jaffe Road,** **Wanchai, Hong Kong.**	3. Bareboat Charterers/Place of business (Cl. 1) **Max Bright Marine Service Co., Ltd** **No.C, 16/F, Chinaweal Centre,** **414-424 Jaffe Road,** **Wanchai, Hong Kong.**
5. Vessel's name, call sign and flag (Cl. 1 and 3) **Top Diligence, VRRZ2, Hong Kong**	
6. Type of Vessel **General Cargo Carrier**	7. GT/NT **31164 / 15053**
8. When/Where built **2018, Jiangsu Zhenjiang Shipyard (Group) Co., Ltd** **No.8 Jingjiang Road, Zhenjiang City, Jiangsu Province, China**	9. Total DWT (abt.) in metric tons on summer freeboard **48,500 DWT**
10. Classification Society (Cl. 3) **DNV GL**	11. Date of last special survey by the Vessel's classification society **N/A**
12. Further particulars of Vessel (also indicate minimum number of months' validity of class certificates agreed acc. to Cl. 3) **Validity of Class certificates at least 6 months.**	
13. Port or Place of delivery (Cl. 3) **Same as under the Shipbuilding Contract**	14. Time for delivery (Cl. 4) **Same as under the Shipbuilding Contract** 15. Cancelling date (Cl. 5) **N/A**
16. Port or Place of redelivery (Cl. 15) **1 safe major Chinese port in Charterers' option always within IWL**	17. No. of months' validity of trading and class certificates upon redelivery (Cl. 15) **6 months**
18. Running days' notice if other than stated in Cl. 4 **N/A**	19. Frequency of dry-docking (Cl. 10(g)) **As required by Classification Society**
20. Trading limits (Cl. 6) **Worldwide within IWL and always in compliance with all applicable conditions of insurance**	
21. Charter period (Cl. 2) **120 months**	22. Charter hire (Cl. 11) **See Clause 32**
23. New class and other safety requirements (state percentage of Vessel's insurance value acc. to Box 29)(Cl. 10(a)(ii)) **N/A**	
24. Rate of interest payable acc. to Cl. 11 (f) and, if applicable, acc. to PART IV **N/A**	25. Currency and method of payment (Cl. 11) **USD payable by bank transfer.**

Max Bright Marine Service Co., Limited
耀光海事公估有限公司

26. Place of payment; also state beneficiary and bank account (Cl. 11) **Singapore**	27. Bank guarantee/bond (sum and place) (Cl. 24) (optional) **N/A**
28. Mortgage(s), if any (state whether 12(a) or (b) applies; if 12(b) applies state date of Financial Instrument and name of Mortgagee(s)/Place of business) (Cl. 12) **Clause 12(b) to apply.**	29. Insurance (hull and machinery and war risks) (state value acc. to Cl. 13(f) or, if applicable, acc. to Cl. 14(k)) (also state if Cl. 14 applies) **H&M insurance value USD 21,000,000** **IV insurance value USD 5,000,000** **War risk insuance value USD 26,000,000** **Cl. 14 do not apply**
30. Additional insurance cover, if any, for Owners' account limited to (Cl. 13(b) or, if applicable, Cl. 14(g)) **N/A**	31. Additional insurance cover, if any, for Charterers' account limited to (Cl. 13(b) or, if applicable, Cl. 14(g)) **Any additional insurance cover as requested by Owners**
32. Latent defects (only to be filled in if period other than stated in Cl. 3) **N/A**	33. Brokerage commission and to whom payable (Cl. 27) **N/A**
34. Grace period (state number of clear banking days) (Cl. 28) **3 (three) banking days**	35. Dispute Resolution (state 30(a), 30(b) or 30(c); if 30(c) agreed Place of Arbitration must be stated (Cl. 30) **See Cl. 30(a)**
36. War cancellation (indicate countries agreed) (Cl. 26(f)) **N/A**	
37. Newbuilding Vessel (indicate with "yes" or "no" whether PART III applies) (optional) **No, Part III does not apply.**	38. Name and place of Builders (only to be filled in if PART III applies) **N/A**
39. Vessel's Yard Building No. (only to be filled in if PART III applies) **N/A**	40. Date of Building Contract (only to be filled in if PART III applies) **N/A**
41. Liquidated damages and costs shall accrue to (state party acc. to Cl. 1) a) **N/A** b) **N/A** c) **N/A**	
42. Hire/Purchase agreement (indicate with "yes" or "no" whether PART IV applies) (optional) **No.**	43. Bareboat Charter Registry (indicate with "yes" or "no" whether PART V applies) (optional) **No.**
44. Flag and Country of the Bareboat Charter Registry (only to be filled in if PART V applies) **N/A**	45. Country of the Underlying Registry (only to be filled in if PART V applies) **N/A**
46. Number of additional clauses covering special provisions, if agreed **N/A**	

PREAMBLE - It is mutually agreed that this Contract shall be performed subject to the conditions contained in this Charter which shall include PART I and PART II. In the event of a conflict of conditions, the provisions of PART I shall prevail over those of PART II to the extent of such conflict but no further. It is further mutually agreed that PART III and/or PART IV and/or PART V shall only apply and only form part of this Charter if expressly agreed and stated in Boxes 37, 42 and 43. If PART III and/or PART IV and/or PART V apply, it is further agreed that in the event of a conflict of conditions, the provisions of PART I and PART II shall prevail over those of PART III and/or PART IV and/or PART V to the extent of such conflict but no further.

Signature (Owners)	Signature (Charterers)

PART II
"BARECON 2001" Standard Bareboat Charter

1. Definitions

In this Charter, the following terms shall have the meanings hereby assigned to them:

"The Owners" shall mean the party identified in Box 3;

"The Charterers" shall mean the party identified in Box 4;

"The Vessel" shall mean the vessel named in Box 5and with particulars as stated in Boxes 6 to 12.

"Financial Instrument" means the mortgage, deed of covenant or other such financial security instrument as annexed to this Charter and stated in Box 28.

2. Charter Period

In consideration of the hire detailed in Box 22, the Owners have agreed to let and the Charterers have agreed to hire the Vessel for the period stated in Box 21 ("The Charter Period").

3. Delivery

(not applicable when Part III applies, as indicated in Box 37)

(a) The Owners shall before and at the time of delivery exercise due diligence to make the Vessel seaworthy And in every respect ready in hull, machinery and equipment for service under this Charter.

The Vessel shall be delivered by the Owners and taken over by the Charterers at the port or place indicated in Box 13in such ready safe berthas the Charterers may direct.

(b) The Vessel shall be properly documented on delivery in accordance with the laws of the flag State indicated in Box 5and the requirements of the classification society stated in Box 10. The Vessel upon delivery shall have her survey cycles up to date and trading and class certificates valid for at least the number of months agreed in Box 12.

(c) The delivery of the Vessel by the Owners and the taking over of the Vessel by the Charterers shall constitute a full performance by the Owners of all the Owners' obligations under this Clause 3, and thereafter the Charterers shall not be entitled to make or assert any claim against the Owners on account of any conditions, representations or warranties expressed or implied with respect to the Vessel but the Owners shall be liable for the cost of but not the time for repairs or renewals occasioned by latent defects in the Vessel, her machinery or appurtenances, existing at the time of delivery under this Charter, provided such defects have manifested themselves within twelve (12) months after delivery unless otherwise provided in Box 32.

4. Time for Delivery

(not applicable when Part III applies, as indicated in Box 37)

The Vessel shall not be delivered before the date indicated in Box 14without the Charterers' consent and the Owners shall exercise due diligence to deliver the Vessel not later than the date indicated in Box 15.

Unless otherwise agreed in Box 18, the Owners shall give the Charterers not less than thirty (30) running days' preliminary and not less than fourteen (14) running days' definite notice of the date on which the Vessel is expected to be ready for delivery.

The Owners shall keep the Charterers closely advised of possible changes in the Vessel's position.

5. Cancelling

(not applicable when Part III applies, as indicated in Box 37)

(a) Should the Vessel not be delivered latest by the cancelling date indicated in Box 15, the Charterers shall have the option of cancelling this Charter by giving the Owners notice of cancellation within thirty-six (36) running hours after the cancelling date stated in Box 15, failing which this Chartershall remain in full force and effect.

(b) If it appears that the Vessel will be delayed beyond the cancelling date, the Owners may, as soon as they are in a position to state with reasonable certainty the day on which the Vessel should be ready, give notice thereof to the Charterers asking whether they will exercise their option of cancelling, and the option must then be declared within one hundred and sixty-eight (168) running hours of the receipt by the Charterers of such notice or within thirty-six (36) running hours after the cancelling date, whichever is the earlier. If the Charterers do not then exercise their option of cancelling, the seventh day after the readiness date stated in the Owners' notice shall be substituted for the cancelling date indicated in Box 15for the purpose of this Clause 5.

(c) Cancellation under this Clause 5shall be without prejudice to any claim the Charterers may otherwise have on the Owners under this Charter.

6. Trading Restrictions

The Vessel shall be employed in lawful trades for the carriage of suitable lawful merchandise within the trading limits indicated inBox 20.

The Charterers undertake not to employ the Vessel or suffer the Vessel to be employed otherwise than in conformity with the terms of the contracts of insurance (including any warranties expressed or implied therein) without first obtaining the consent of the insurers to such employment and complying with such requirements as to extra premium or otherwise as the insurers may prescribe.

The Charterers also undertake not to employ the Vessel or suffer her employment in any trade or business which is forbidden by the law of any country to which the Vessel may sail or is otherwise illicit or in carrying illicit or prohibited goods or in any manner whatsoever which may render her liable to condemnation, destruction, seizure or confiscation.

Notwithstanding any other provisions contained in this Charter it is agreed that nuclear fuels or radioactive products or waste are specifically excluded from the cargo permitted to be loaded or carried under this Charter. This exclusion does not apply to radio-isotopes used or intended to be used for any industrial, commercial, agricultural, medical or scientific purposes provided the Owners' prior approval has been obtained to loading thereof.

7. Surveys on Delivery and Redelivery

(not applicable when Part III applies, as indicated in Box 37)

The Owners and Charterers shall each appoint surveyors for the purpose of determining and agreeing in writing the condition of the Vessel at the time of delivery and redelivery hereunder. The Owners shall bear all expenses of the On-hire Survey including loss of time, if any, and the Charterers shall bear all expenses of the Off-hire Survey including loss of time, if any, at the daily equivalent to the rate of hire or pro rata thereof.

8. Inspection

The Owners shall have the right at any time after giving reasonable notice to the Charterers to inspect or survey the Vessel or instruct a duly authorised surveyor to carry out such survey on their behalf:-

(a) to ascertain the condition of the Vessel and satisfy themselves that the Vessel is being properly repaired and maintained. The costs and fees for such inspection or survey shall be paid by the Owners unless the Vessel is found to require repairs or maintenance in order to achieve the condition so provided;

(b) in dry-dock if the Charterers have not dry-docked Her in accordance with Clause 10(g). The costs and fees for such inspection or survey shall be paid by the Charterers; and

(c) for any other commercial reason they consider necessary (provided it does not unduly interfere with the commercial operation of the Vessel). The costs and fees for such inspection and survey shall be paid by the Owners.

All time used in respect of inspection, survey or repairs shall be for the Charterers' account and form part of the

Charter Period.

The Charterers shall also permit the Owners to inspect the Vessel's log books whenever requested and shall whenever required by the Owners furnish them with full information regarding any casualties or other accidents or damage to the Vessel.

9. Inventories, Oil and Stores

A complete inventory of the Vessel's entire equipment, outfit including spare parts, appliances and of all consumable stores on board the Vessel shall be made by the Charterers in conjunction with the Owners on delivery and again on redelivery of the Vessel. The Charterers and the Owners, respectively, shall at the time of delivery and redelivery take over and pay for all bunkers, lubricating oil, unbroached provisions, paints, ropes and other consumable stores (excluding spare parts) in the said Vessel at the then current market prices at the ports of delivery and redelivery, respectively. The Charterers shall ensure that all spare parts listed in the inventory and used during the Charter Period are replaced at their expense prior to redelivery of the Vessel.

10. Maintenance and Operation

(a)(i)Maintenance and Repairs - During the Charter Period the Vessel shall be in the full possession and at the absolute disposal for all purposes of the Charterers and under their complete control in every respect. The Charterers shall maintain the Vessel, her machinery, boilers, appurtenances and spare parts in a good state of repair, in efficient operating condition and in accordance with good commercial maintenance practice and, except as provided for in Clause 14(l), if applicable, at their own expense they shall at all times keep the Vessel's Class fully up to date with the Classification Society indicated in Box 10and maintain all other necessary certificates in force at all times.

(ii) New Class and Other Safety Requirements - In the event of any improvement, structural changes or new equipment becoming necessary for the continued operation of the Vessel by reason of new class requirements or by compulsory legislation costing (excluding the Charterers' loss of time) more than the percentage stated in Box 23, or if Box 23is left blank, 5 percent of the Vessel's insurance value as stated in Box 29, then the extent, if any, to which the rate of hire shall be varied and the ratio in which the cost of compliance shall be shared between the parties concerned in order to achieve a reasonable distribution thereof as between the Owners and the Charterers having regard, inter alia, to the length of the period remaining under this Chartershall, in the absence of agreement, be referred to the dispute resolution method agreed in Clause 30.

(iii) Financial Security - The Charterers shall maintain financial security or responsibility in respect of third party liabilities as required by any government, including federal, state or municipal or other division or authority thereof, to enable the Vessel, without penalty or charge, lawfully to enter, remain at, or leave any port, place, territorial or contiguous waters of any country, state or municipality in performance of this Charter without any delay. This obligation shall apply whether or not such requirements have been lawfully imposed by such government or division or authority thereof.

The Charterers shall make and maintain all arrangements by bond or otherwise as may be necessary to satisfy such requirements at the Charterers' sole expense and the Charterers shall indemnify the Owners against all consequences whatsoever (including loss of time) for any failure or inability to do so.

(b) Operation of the Vessel - The Charterers shall at their own expense and by their own procurement man, victual, navigate, operate, supply, fuel and, whenever required, repair the Vessel during the Charter Period and they shall pay all charges and expenses of every kind and nature whatsoever incidental to their use and operation of the Vessel under this Charter, including annual flag State fees and any foreign general municipality and/or state taxes. The Master, officers and crew of the Vesselshall be the servants of the Charterers for all purposes whatsoever, even if for any reason appointed by the Owners.

Charterers shall comply with the regulations regarding officers and crew in force in the country of the Vessel's flag or any other applicable law.

(c) The Charterers shall keep the Owners and the mortgagee(s) advised of the intended employment, planned dry-docking and major repairs of the Vessel, as reasonably required.

(d) Flag and Name of Vessel – During the Charter Period, the Charterers shall have the liberty to paint the Vessel in their own colours, install and display their funnel insignia and fly their own house flag. The Charterers shall also have the liberty, with the Owners' consent, which shall not be unreasonably withheld, to change the flag and/or the name of the Vessel during the Charter Period. Painting and re-painting, instalment and re-instalment, registration and re-registration, if required by the Owners, shall be at the Charterers' expense and time.

(e) Changes to the Vessel – Subject to Clause 10(a)(ii), the Charterers shall make no structural changes in the Vessel or changes in the machinery, boilers, appurtenances or spare parts thereof without in each instance first securing the Owners' approval thereof. If the Owners so agree, the Charterers shall, if the Owners so require, restore the Vessel to its former condition before the termination of this Charter.

(f) Use of the Vessel's Outfit, Equipment and Appliances - The Charterers shall have the use of all outfit, equipment, and appliances on board the Vessel at the time of delivery, provided the same or their substantial equivalent shall be returned to the Owners on redelivery in the same good order and condition as when received, ordinary wear and tear excepted. The Charterers shall from time to time during the Charter Period replace such items of equipment as shall be so damaged or worn as to be unfit for use. The Charterers are to procure that all repairs to or replacement of any damaged, worn or lost parts or equipment be effected in such manner (both as regards workmanship and quality of materials) as not to diminish the value of the Vessel. The Charterers have the right to fit additional equipment at their expense and risk but the Charterers shall remove such equipment at the end of the period if requested by the Owners. Any equipment including radio equipment on hire on the Vessel at time of delivery shall be kept and maintained by the Charterers and the Charterers shall assume the obligations and liabilities of the Owners under any lease contracts in connection therewith and shall reimburse the Owners for all expenses incurred in connection therewith, also for any new equipment required in order to comply with radio regulations.

(g) Periodical Dry-Docking - The Charterers shall dry-dock the Vessel and clean and paint her underwater parts whenever the same may be necessary, but not less than once during the period stated in Box 19or, if Box 19has been left blank, every sixty (60) calendar months after delivery or such other period as may be required by the Classification Society or flag State.

11. Hire

(a) The Charterers shall pay hire due to the Owners punctually in accordance with the terms of this Charter

in respect of which time shall be of the essence.

(b) The Charterers shall pay to the Owners for the hire of the Vessel a lump sum in the amount indicated in Box 22 which shall be payable ~~not later than every thirty (30) running days in advance, the first lump sum being payable on the date and hour of the Vessel's delivery to the Charterers~~ **as per Clause 33**. Hire shall be paid continuously throughout the Charter Period.

(c) Payment of hire shall be made in cash without discount in the currency and in the manner indicated in Box 25and at the place mentioned in Box 26.

(d) Final payment of hire, if for a period of less than thirty (30) running days, shall be calculated proportionally according to the number of days and hours remaining before redelivery and advance payment to be effected accordingly.

(e) Should the Vessel be lost or missing, hire shall cease from the date and time when she was lost or last heard of. The date upon which the Vessel is to be treated as lost or missing shall be ten (10) days after the Vessel was last reported or when the Vessel is posted as missing by Lloyd's, whichever occurs first. Any hire paid in advance to be adjusted accordingly.

(f) Any delay in payment of hire shall entitle the Owners to interest at the rate per annum as agreed In Box 24. If Box 24 has not been filled in, the three months Interbank offered rate in London (LIBOR or its successor) for the currency stated in Box 25, as quoted by the British Bankers' Association (BBA) on the date when the hire fell due, increased by 2 per cent., shall apply.

(g) Payment of interest due under sub-clause 11(f) shall be made within seven (7) running days of the date of the Owners' invoice specifying the amount payable or, in the absence of an invoice, at the time of the next hire payment date.

12. Mortgage

(only to apply if Box 28has been appropriately filled in)

*) **(a)** The Owners warrant that they have not effected any mortgage(s) of the Vessel and that they shall not effect any mortgage(s) without the prior consent of the Charterers, which shall not be unreasonably withheld.

*) **(b)** The Vessel chartered under this Charter is financed by a mortgage according to the Financial Instrument. The Charterers undertake to comply, and provide such information and documents to enable the Owners to comply, with all such instructions or directions in regard to the employment, insurances, operation, repairs and maintenance of the Vessel as laid down in the Financial Instrument or as may be directed from time to time during the currency of the Charter by the mortgagee(s) in conformity with the Financial Instrument. The Charterers confirm that, for this purpose, they have acquainted themselves with all relevant terms, conditions and provisions of the Financial Instrument and agree to acknowledge this in writing in any form that may be required by the mortgagee(s). The Owners warrant that they have not effected any mortgage(s) other than stated in Box 28and that they shall not agree to any amendment of the mortgage(s) referred to in Box 28or effect any other mortgage(s) without the prior consent of the Charterers, which shall not be unreasonably withheld.

*) *(Optional, Clauses 12(a)and 12(b)are alternatives; indicate alternative agreed in Box 28).*

13. Insurance and Repairs

(a) During the Charter Period the Vessel shall be kept insured by the Charterers at their expense against hull and machinery, war and Protection and Indemnity risks (and any risks against which it is compulsory to insure for the operation of the Vessel, including maintaining financial security in accordance with sub-clause 10(a)(iii)) in such form as the Owners shall in writing approve, which approval shall not be un-reasonably withheld. Such insurances shall be arranged by the Charterers to protect the interests of both the Owners and the Charterers and the mortgagee(s) (if any), and The Charterers shall be at liberty to protect under such insurances the interests of any managers they may appoint. Insurance policies shall cover the Owners and the Charterers according to their respective interests. Subject to the provisions of the Financial Instrument, if any, and the approval of the Owners and the insurers, the Charterers shall effect all insured repairs and shall undertake settlement and reimbursement from the insurers of all costs in connection with such repairs as well as insured charges, expenses and liabilities to the extent of coverage under the insurances herein provided for.

The Charterers also to remain responsible for and to effect repairs and settlement of costs and expenses incurred thereby in respect of all other repairs not covered by the insurances and/or not exceeding any possible franchise(s) or deductibles provided for in the insurances.

All time used for repairs under the provisions of sub-clause 13(a)and for repairs of latent defects according to Clause 3(c)above, including any deviation, shall be for the Charterers' account.

(b) If the conditions of the above insurances permit additional insurance to be placed by the parties, such cover shall be limited to the amount for each party set out inBox 30and Box 31, respectively. The Owners or the Charterers as the case may be shall immediately furnish the other party with particulars of any additional insurance effected, including copies of any cover notes or policies and the written consent of the insurers of any such required insurance in any case where the consent of such insurers is necessary.

(c) The Charterers shall upon the request of the Owners, provide information and promptly execute such documents as may be required to enable the Owners to comply with the insurance provisions of the Financial Instrument.

(d) Subject to the provisions of the Financial Instrument, if any, should the Vessel become an actual, constructive, compromised or agreed total loss under the insurances required undersub-clause 13(a), all insurance payments for such loss shall be paid to the Owners who shall distribute the moneys between the Owners and the Charterers according to their respective interests. The Charterers undertake to notify the Owners and the mortgagee(s), if any, of any occurrences in consequence of which the Vessel is likely to become a total loss as defined in this Clause.

(e) The Owners shall upon the request of the Charterers, promptly execute such documents as may be required to enable the Charterers to abandon the Vessel to insurers and claim a constructive total loss.

(f) For the purpose of insurance coverage against hull and machinery and war risks under the provisions of sub-clause 13(a), the value of the Vessel is the sum indicated in Box 29.

14. Insurance, Repairs and Classification

(Optional, only to apply if expressly agreed and stated In Box 29, in which event Clause 13shall be considered deleted).

(a) During the Charter Period the Vessel shall be kept insured by the Owners at their expense against hull and machinery and war risks under the form of policy or policies attached hereto. The Owners and/or insurers shall not have any right of recovery or subrogation against the Charterers on account of loss of or any damage to the Vessel or her machinery or appurt-enances covered by such insurance, or on account of payments made to discharge claims against or liabilities of the Vessel or the Owners covered by such insurance. Insurance policies shall cover the Owners and the

Charterers according to their respective interests.

(b) During the Charter Period the Vessel shall be kept insured by the Charterers at their expense against Protection and Indemnity risks (and any risks against which it is compulsory to insure for the operation of the Vessel, including maintaining financial security in accordance with sub-clause 10(a)(iii)) in such form as the Owners shall in writing approve which approval shall not be unreasonably withheld.

(c) In the event that any act or negligence of the Charterers shall vitiate any of the insurance herein provided, the Charterers shall pay to the Owners all losses and indemnify the Owners against all claims and demands which would otherwise have been covered by such insurance.

(d) The Charterers shall, subject to the approval of the Owners or Owners' Underwriters, effect all insured repairs, and the Charterers shall undertake settlement of all miscellaneous expenses in connection with such repairs as well as all insured charges, expenses and liabilities, to the extent of coverage under the insurances provided for under the provisions ofsub-clause 14(a). The Charterers to be secured reimbursement through the Owners' Underwriters for such expenditures upon presentation of accounts.

(e) The Charterers to remain responsible for and to effect repairs and settlement of costs and expenses incurred thereby in respect of all other repairs not covered by the insurances and/or not exceeding any possible franchise(s) or deductibles provided for in the insurances.

(f) All time used for repairs under the provisions of sub-clauses 14(d)and 14(e)and for repairs of latent defects according to Clause 3above, including any deviation, shall be for the Charterers' account and shall form part of the Charter Period.
The Owners shall not be responsible for any expenses as are incident to the use and operation of the Vessel for such time as may be required to make such repairs.

(g) If the conditions of the above insurances permit additional insurance to be placed by the parties such cover shall be limited to the amount for each party set out in Box 30and Box 31, respectively. The Owners or the Charterers as the case may be shall immediately
furnish the other party with particulars of any additional insurance effected, including copies of any cover notes or policies and the written consent of the insurers of any such required insurance in any case where the consent of such insurers is necessary.

(h) Should the Vessel become an actual, constructive, compromised or agreed total loss under the insurances required under sub-clause 14(a), all insurance payments for such loss shall be paid to the Owners, who shall
distribute the moneys between themselves and the Charterers according to their respective interests.

(i) If the Vessel becomes an actual, constructive, compromised or agreed total loss under the insurances arranged by the Owners in accordance with sub-clause 14(a), this Chartershall terminate as of the date of such loss.

(j) The Charterers shall upon the request of the Owners, promptly execute such documents as may be required to enable the Owners to abandon the Vessel to the insurers and claim a constructive total loss.

(k) For the purpose of insurance coverage against hull and machinery and war risks under the provisions of sub-clause 14(a), the value of the Vessel is the sum indicated in Box 29.

(l) Notwithstanding anything contained in sub-clause 10(a), it is agreed that under the provisions of Clause 14, if applicable, the Owners shall keep the Vessel's Class fully up to date with the Classification Society indicated in Box 10and maintain all other necessary certificates in force at all times.

15. Redelivery

At the expiration of the Charter Period the Vessel shall be redelivered by the Charterers to the Owners at a safe and ice-free port or place as indicated in Box 16, in such ready safe berth as the Owners may direct. The Charterers shall give the Owners not less than thirty (30) running days' preliminary notice of expected date, range of ports of redelivery or port or place of redelivery and not less than fourteen (14) running days' definite notice of expected date and port or place of redelivery. Any changes thereafter in the Vessel's position shall be notified immediately to the Owners.
The Charterers warrant that they will not permit the Vessel to commence a voyage (including any preceding ballast voyage) which cannot reasonably be expected to be completed in time to allow redelivery of the Vessel within the Charter Period. Notwithstanding the above, should the Charterers fail to redeliver the Vessel within The Charter Period, the Charterers shall pay the daily equivalent to the rate of hire stated in Box 22plus 10 per cent. or to the market rate, whichever is the higher, for the number of days by which the Charter Period is exceeded. All other terms, conditions and provisions of this Chartershall continue to apply.
Subject to the provisions of Clause 10, the Vesselshall be redelivered to the Owners in the same or as good
structure, state, condition and class as that in which she was delivered, fair wear and tear not affecting class excepted.
The Vessel upon redelivery shall have her survey cycles up to date and trading and class certificates valid for at least the number of months agreed in Box 17.

16. Non-Lien

The Charterers will not suffer, nor permit to be continued, any lien or encumbrance incurred by them or their agents, which might have priority over the title and interest of the Owners in the Vessel. The Charterers further agree to fasten to the Vessel in a conspicuous place and to keep so fastened during the Charter Period a notice reading as follows:
"This Vessel is the property of (name of Owners). It is under charter to (name of Charterers) and by the terms of the Charter Party neither the Charterers nor the Master have any right, power or authority to create, incur or permit to be imposed on the Vessel any lien whatsoever."

17. Indemnity

(a) The Charterers shall indemnify the Owners against any loss, damage or expense incurred by the Owners arising out of or in relation to the operation of the Vessel by the Charterers, and against any lien of whatsoever nature arising out of an event occurring during the Charter Period. If the Vessel be arrested or otherwise detained by reason of claims or liens arising out of her operation hereunder by the Charterers, the Charterers shall at their own expense take all reasonable steps to secure that within a reasonable time the Vessel is released, including the provision of bail.
Without prejudice to the generality of the foregoing, the Charterers agree to indemnify the Owners against all consequences or liabilities arising from the Master, officers or agents signing Bills of Lading or other documents.

(b) If the Vessel be arrested or otherwise detained by reason of a claim or claims against the Owners, the Owners shall at their own expense take all reasonable steps to secure that within a reasonable time the Vessel is released, including the provision of bail.
In such circumstances the Owners shall indemnify the Charterers against any loss, damage or expense incurred by the Charterers (including hire paid under this Charter) as a direct consequence of such arrest or detention.

18. Lien

The Owners to have a lien upon all cargoes, sub-hires and sub-freights belonging or due to the Charterers or any sub-charterers and any Bill of Lading freight for all claims under this Charter, and the Charterers to have a lien on the Vessel for all moneys paid in advance and not earned.

19. Salvage

All salvage and towage performed by the Vessel shall be for the Charterers' benefit and the cost of repairing damage occasioned thereby shall be borne by the Charterers.

20. Wreck Removal

In the event of the Vessel becoming a wreck or obstruction to navigation the Charterers shall indemnify the Owners against any sums whatsoever which the Owners shall become liable to pay and shall pay in consequence of the Vessel becoming a wreck or obstruction to navigation.

21. General Average

The Owners shall not contribute to General Average.

22. Assignment, Sub-Charter and Sale

(a) The Charterers shall not assign this Charter nor sub-charter the Vessel on a bareboat basis except with the prior consent in writing of the Owners, which shall not be unreasonably withheld, and subject to such terms and conditions as the Owners shall approve.

(b) The Owners shall not sell the Vessel during the currency of this Charter except with the prior written consent of the Charterers, which shall not be unreasonably withheld, and subject to the buyer accepting an assignment of this Charter.

23. Contracts of Carriage

*) **(a)** The Charterers are to procure that all documents issued during the Charter Period evidencing the terms and conditions agreed in respect of carriage of goods shall contain a paramount clause incorporating any legislation relating to carrier's liability for cargo compulsorily applicable in the trade; if no such legislation exists, the documents shall incorporate the Hague-Visby Rules. The documents shall also contain the New Jason Clause and the Both-to-Blame Collision Clause.

*) **(b)** The Charterers are to procure that all passenger tickets issued during the Charter Period for the carriage of passengers and their luggage under this Chartershall contain a paramount clause incorporating any legislation relating to carrier's liability for passengers and their luggage compulsorily applicable in the trade; if no such legislation exists, the passenger tickets shall incorporate the Athens Convention Relating to the Carriage of Passengers and their Luggage by Sea, 1974, and any protocol thereto.

*) *Delete as applicable.*

24. Bank Guarantee

(Optional, only to apply if Box 27filled in)

The Charterers undertake to furnish, before delivery of the Vessel, a first class bank guarantee or bond in the sum and at the place as indicated in Box 27as guarantee for full performance of their obligations under this Charter.

25. Requisition/Acquisition

(a) In the event of the Requisition for Hire of the Vessel by any governmental or other competent authority (hereinafter referred to as "Requisition for Hire") irrespective of the date during the Charter Period when "Requisition for Hire" may occur and irrespective of the length thereof and whether or not it be for an indefinite or a limited period of time, and irrespective of whether it may or will remain in force for the remainder of the Charter Period, this Chartershall not be deemed thereby or thereupon to be frustrated or otherwise terminated and the Charterers shall continue to pay the stipulated hire in the manner provided by this Charter until the time when the Charter would have terminated pursuant to any of the provisions hereof always provided however that in the event of "Requisition for Hire" any Requisition Hire or compensation received or receivable by the Owners shall be payable to the Charterers during the remainder of the Charter Period or the period of the "Requisition for Hire" whichever be the shorter.

(b) In the event of the Owners being deprived of their ownership in the Vessel by any Compulsory Acquisition of the Vessel or requisition for title by any governmental or other competent authority (hereinafter referred to as "Compulsory Acquisition"), then, irrespective of the date during the Charter Period when "Compulsory Acquisition" may occur, this Chartershall be deemed terminated as of the date of such "Compulsory Acquisition". In such event Charter Hire to be considered as earned and to be paid up to the date and time of such "Compulsory Acquisition".

26. War

(a) For the purpose of this Clause, the words "War Risks" shall include any war (whether actual or threatened), act of war, civil war, hostilities, revolution, rebellion, civil commotion, warlike operations, the laying of mines (whether actual or reported), acts of piracy, acts of terrorists, acts of hostility or malicious damage, blockades (whether imposed against all vessels or imposed selectively against vessels of certain flags or ownership, or against certain cargoes or crews or otherwise howsoever), by any person, body, terrorist or political group, or the Government of any state whatsoever, which may be dangerous or are likely to be or to become dangerous to the Vessel, her cargo, crew or other persons on board the Vessel.

(b) The Vessel, unless the written consent of the Owners be first obtained, shall not continue to or go through any port, place, area or zone (whether of land or sea), or any waterway or canal, where it reasonably appears that the Vessel, her cargo, crew or other persons on board the Vessel, in the reasonable judgement of the Owners, may be, or are likely to be, exposed to War Risks. Should the Vessel be within any such place as aforesaid, which only becomes dangerous, or is likely to be or to become dangerous, after her entry into it, the Owners shall have the right to require the Vessel to leave such area.

(c) The Vessel shall not load contraband cargo, or to pass through any blockade, whether such blockade be imposed on all vessels, or is imposed selectively in any way whatsoever against vessels of certain flags or ownership, or against certain cargoes or crews or otherwise howsoever, or to proceed to an area where she shall be subject, or is likely to be subject to a belligerent's right of search and/or confiscation.

(d) If the insurers of the war risks insurance, when Clause 14is applicable, should require payment of premiums and/or calls because, pursuant to the Charterers' orders, the Vessel is within, or is due to enter and remain within, any area or areas which are specified by such insurers as being subject to additional premiums because of War Risks, then such premiums and/or calls shall be reimbursed by the Charterers to the Owners at the same time as the next payment of hire is due.

(e) The Charterers shall have the liberty:

(i) to comply with all orders, directions, recommendations or advice as to departure, arrival, routes, sailing in convoy, ports of call, stoppages, destinations, discharge of cargo, delivery, or in any other way whatsoever, which are given by the Government of the Nation under whose flag the Vessel sails, or any other Government, body or group whatsoever acting with the power to compel

compliance with their orders or directions;

(ii) to comply with the orders, directions or recommendations of any war risks underwriters who have the authority to give the same under the terms of the war risks insurance;

(iii) to comply with the terms of any resolution of the Security Council of the United Nations, any directives of the European Community, the effective orders of any other Supranational body which has the right to issue and give the same, and with national laws aimed at enforcing the same to which the Owners are subject, and to obey the orders and directions of those who are charged with their enforcement.

(f) In the event of outbreak of war (whether there be a declaration of war or not) (i) between any two or more of the following countries: the United States of America; Russia; the United Kingdom; France; and the People's Republic of China, (ii) between any two or more of the countries stated in Box 36, both the Owners and the Charterers shall have the right to cancel this Charter, whereupon the Charterers shall redeliver the Vessel to the Owners in accordance with Clause 15, if the Vessel has cargo on board after discharge thereof at destination, or if debarred under this Clause from reaching or entering it at a near, open and safe port as directed by the Owners, or if the Vessel has no cargo on board, at the port at which the Vessel then is or if at sea at a near, open and safe port as directed by the Owners. In all cases hire shall continue to be paid in accordance with Clause 11and except as aforesaid all other provisions of this Chartershall apply until redelivery.

27. Commission

The Owners to pay a commission at the rate indicated in Box 33to the Brokers named in Box 33on any hire paid under the Charter. If no rate is indicated in Box 33, the commission to be paid by the Owners shall cover the actual expenses of the Brokers and a reasonable fee for their work.

If the full hire is not paid owing to breach of the Charter by either of the parties the party liable therefor shall indemnify the Brokers against their loss of commission. Should the parties agree to cancel the Charter, the Owners shall indemnify the Brokers against any loss of commission but in such case the commission shall not exceed the brokerage on one year's hire.

28. Termination

(a) Charterers' Default

The Owners shall be entitled to withdraw the Vessel from the service of the Charterers and terminate the Charter with immediate effect by written notice to the Charterers if:

(i) the Charterers fail to pay hire in accordance with Clause 11. However, where there is a failure to make punctual payment of hire due to oversight, negligence, errors or omissions on the part of the Charterers or their bankers, the Owners shall give the Charterers written notice of the number of clear banking days stated in Box 34(as recognised at the agreed place of payment) in which to rectify the failure, and when so rectified within such number of days following the Owners' notice, the payment shall stand as regular and punctual. Failure by the Charterers to pay hire within the number of days stated in Box 34of their receiving the Owners' notice as provided herein, shall entitle the Owners to withdraw the Vessel from the service of the Charterers and terminate the Charter without further notice;

(ii) the Charterers fail to comply with the requirements of:
(1)Clause 6(Trading Restrictions)
(2)Clause 13(a)(Insurance and Repairs)
provided that the Owners shall have the option, by written notice to the Charterers, to give the Charterers a specified number of days grace within which to rectify the failure without prejudice to the Owners' right to withdraw and terminate under this Clause if the Charterers fail to comply with such notice;

(iii) the Charterers fail to rectify any failure to comply with the requirements of sub-clause 10(a)(i) (Maintenance and Repairs) as soon as practically possible after the Owners have requested them in writing so to do and in any event so that the Vessel's insurance cover is not prejudiced.

(b) Owners' Default

If the Owners shall by any act or omission be in breach of their obligations under this Charter to the extent that the Charterers are deprived of the use of the Vessel and such breach continues for a period of fourteen (14) running days after written notice thereof has been given by the Charterers to the Owners, the Charterers shall be entitled to terminate this Charter with immediate effect by written notice to the Owners.

(c) Loss of Vessel

This Charter shall be deemed to be terminated if the Vessel becomes a total loss or is declared as a constructive or compromised or arranged total loss. For the purpose of this sub-clause, the Vessel shall not be deemed to be lost unless she has either become an actual total loss or agreement has been reached with her underwriters in respect of her constructive, compromised or arranged total loss or if such agreement with her underwriters is not reached it is adjudged by a competent tribunal that a constructive loss of the Vessel has occurred.

(d) Either party shall be entitled to terminate this Charter with immediate effect by written notice to the other party in the event of an order being made or resolution passed for the winding up, dissolution, liquidation or bankruptcy of the other party (otherwise than for the purpose of reconstruction or amalgamation) or if a receiver is appointed, or if it suspends payment, ceases to carry on business or makes any special arrangement or composition with its creditors.

(e) The termination of this Chartershall be without prejudice to all rights accrued due between the parties prior to the date of termination and to any claim that either party might have.

29. Repossession

In the event of the termination of this Charter in accordance with the applicable provisions of Clause 28, the Owners shall have the right to repossess the Vessel from the Charterers at her current or next port of call, or at a port or place convenient to them without hindrance or interference by the Charterers, courts or local authorities. Pending physical repossession of the Vessel in accordance with this Clause 29, the Charterers shall hold the Vessel as gratuitous bailee only to the Owners. The Owners shall arrange for an authorised representative to board the Vessel as soon as reasonably practicable following the termination of the Charter. The Vessel shall be deemed to be repossessed by the Owners from the Charterers upon the boarding of the Vessel by the Owners' representative. All arrangements and expenses relating to the settling of wages, disembarkation and repatriation of the Charterers' Master, officers and crew shall be the sole responsibility of the Charterers.

30. Dispute Resolution

*) **(a)** This Contract shall be governed by and construed in accordance with English law and any dispute arising out of or in connection with this Contract shall be referred to arbitration in London in accordance with the Arbitration Act 1996 or any statutory modification or re-enactment thereof save to the extent necessary to give effect to

the provisions of this Clause.

The arbitration shall be conducted in accordance with the London Maritime Arbitrators Association (LMAA) Terms current at the time when the arbitration proceedings are commenced.

The reference shall be to three arbitrators. A party wishing to refer a dispute to arbitration shall appoint its arbitrator and send notice of such appointment in writing to the other party requiring the other party to appoint its own arbitrator within 14 calendar days of that notice and stating that it will appoint its arbitrator as sole arbitrator unless the other party appoints its own arbitrator and gives notice that it has done so within the 14 days specified. If the other party does not appoint its own arbitrator and give notice that it has done so within the 14 days specified, the party referring a dispute to arbitration may, without the requirement of any further prior notice to the other party, appoint its arbitrator as sole arbitrator and shall advise the other party accordingly. The award of a sole arbitrator shall be binding on both parties as if he had been appointed by agreement.

Nothing herein shall prevent the parties agreeing in writing to vary these provisions to provide for the appointment of a sole arbitrator.

In cases where neither the claim nor any counterclaim exceeds the sum of US$50,000 (or such other sum as the parties may agree) the arbitration shall be conducted in accordance with the LMAA Small Claims Procedure current at the time when the arbitration proceedings are commenced.

*) **(b)** This Contract shall be governed by and construed in accordance with Title 9 of the United States Code and the Maritime Law of the United States and any dispute arising out of or in connection with this Contract shall be referred to three persons at New York, one to be appointed by each of the parties hereto, and the third by the two so chosen; their decision or that of any two of them shall be final, and for the purposes of enforcing any award, judgement may be entered on an award by any court of competent jurisdiction. The proceedings shall be conducted in accordance with the rules of the Society of Maritime Arbitrators, Inc.

In cases where neither the claim nor any counterclaim exceeds the sum of US$50,000 (or such other sum as the parties may agree) the arbitration shall be conducted in accordance with the Shortened Arbitration Procedure of the Society of Maritime Arbitrators, Inc. current at the time when the arbitration proceedings are commenced.

*) **(c)** This Contract shall be governed by and construed in accordance with the laws of the place mutually agreed by the parties and any dispute arising out of or in connection with this Contract shall be referred to arbitration at a mutually agreed place, subject to the procedures applicable there.

(d) Notwithstanding (a), (b) or (c) above, the parties may agree at anytime to refer to mediation any difference and/or dispute arising out of or in connection with this Contract.

In the case of a dispute in respect of which arbitration has been commenced under (a), (b) or (c) above, the following shall apply:-

(i) Either party may at any time and from time to time elect to refer the dispute or part of the dispute to mediation by service on the other party of a written notice (the "Mediation Notice") calling on the other party to agree to mediation.

(ii) The other party shall thereupon within 14 calendar days of receipt of the Mediation Notice confirm that they agree to mediation, in which case the parties shall thereafter agree a mediator within a further 14 calendar days, failing which on the application of either party a mediator will be appointed promptly by the Arbitration Tribunal ("the Tribunal") or such person as the Tribunal may designate for that purpose. The mediation shall be conducted in such place and in accordance with such procedure and on such terms as the parties may agree or, in the event of disagreement, as may be set by the mediator.

(iii) If the other party does not agree to mediate, that fact may be brought to the attention of the Tribunal and may be taken into account by the Tribunal when allocating the costs of the arbitration as between the parties.

(iv) The mediation shall not affect the right of either party to seek such relief or take such steps as it considers necessary to protect its interest.

(v) Either party may advise the Tribunal that they have agreed to mediation. The arbitration procedure shall continue during the conduct of the mediation but the Tribunal may take the mediation timetable into account when setting the timetable for steps in the arbitration.

(vi) Unless otherwise agreed or specified in the mediation terms, each party shall bear its own costs incurred in the mediation and the parties shall share equally the mediator's costs and expenses.

(vii) The mediation process shall be without prejudice and confidential and no information or documents disclosed during it shall be revealed to the Tribunal except to the extent that they are disclosable under the law and procedure governing the arbitration.

(Note: The parties should be aware that the mediation process may not necessarily interrupt time limits.)

(e) If Box 35in Part I is not appropriately filled in, sub-clause 30(a) of this Clauseshall apply. Sub-clause 30(d)shall apply in all cases.

*) *Sub-clauses 30(a), 30(b)and 30(c)are alternatives; indicate alternative agreed in Box 35.*

31. Notices

(a) Any notice to be given by either party to the other party shall be in writing and may be sent by fax, telex, registered or recorded mail or by personal service.

(b) The address of the Parties for service of such communicationshall be as stated in Boxes 3 and 4 respectively.

OPTIONAL PART

PART III
PROVISIONS TO APPLY FOR NEWBUILDING VESSELS ONLY

(Optional, only to apply if expressly agreed and stated in Box 37)

1. Specifications and Building Contract

(a) The Vesselshall be constructed in accordance with the Building Contract (hereafter called "the Building Contract") as annexed to this Charter, made between the Builders and the Owners and in accordance with the specifications and plans annexed thereto, such Building Contract, specifications and plans having been counter-signed as approved by the Charterers.

(b) No changeshall be made in the Building Contract or in the specifications or plans of the Vessel as approved by the Charterers as aforesaid, without the Charterers' consent.

(c) The Charterers shall have the right to send their representative to the Builders' Yard to inspect the Vessel during the course of her construction to satisfy themselves that construction is in accordance with such approved specifications and plans as referred to under sub-clause (a) of this Clause.

(d) The Vesselshall be built in accordance with the Building Contract and shall be of the description set out therein. Subject to the provisions of sub-clause 2(c)(ii) hereunder, the Charterers shall be bound to accept the Vessel from the Owners, completed and constructed in accordance with the Building Contract, on the date of delivery by the Builders. The Charterers undertake that having accepted the Vessel they will not thereafter raise any claims against the Owners in respect of the Vessel's performance or specification or defects, if any. Nevertheless, in respect of any repairs, replacements or defects which appear within the first 12 months from delivery by the Builders, the Owners shall endeavour to compel the Builders to repair, replace or remedy any defects or to recover from the Builders any expenditure incurred in carrying out such repairs, replacements or remedies. However, the Owners' liability to the Charterers shall be limited to the extent the Owners have a valid claim against the Builders under the guarantee clause of the Building Contract (a copy whereof has been supplied to the Charterers). The Charterers shall be bound to accept such sums as the Owners are reasonably able to recover under this Clause and shall make no further claim on the Owners for the difference between the amount(s) so recovered and the actual expenditure on repairs, replacement or remedying defects or for any loss of time incurred. Any liquidated damages for physical defects or deficiencies shall accrue to the account of the party stated in Box 41(a) or if not filled in shall be shared equally between the parties. The costs of pursuing a claim or claims against the Builders under this Clause (including any liability to the Builders) shall be borne by the party stated in Box 41(b)or if not filled in shall be shared equally between the parties.

2. Time and Place of Delivery

(a) Subject to the Vessel having completed her acceptance trials including trials of cargo equipment in accordance with the Building Contract and specifications to the satisfaction of the Charterers, the Owners shall give and the Charterers shall take delivery of the Vessel afloat when ready for delivery and properly documented at the Builders' Yard or some other safe and readily accessible dock, wharf or place as may be agreed between the parties hereto and the Builders. Under the Building Contract the Builders have estimated that the Vessel will be ready for delivery to the Owners as therein provided but the delivery date for the purpose of this Chartershall be the date when the Vessel is in fact ready for delivery by the Builders after completion of trials whether that be before or after as indicated in the Building Contract. The Charterers shall not be entitled to refuse acceptance of delivery of the Vessel and upon and after such acceptance, subject to Clause 1(d), the Charterers shall not be entitled to make any claim against the Owners in respect of any conditions, representations or warranties, whether express or implied, as to theseaworthiness of the Vessel or in respect of delay in delivery.

(b) If for any reason other than a default by the Owners under the Building Contract, the Builders become entitled under that Contract not to deliver the Vessel to the Owners, the Owners shall upon giving to the Charterers written notice of Builders becoming so entitled, be excused from giving delivery of the Vessel to the Charterers and upon receipt of such notice by the Charterers this Chartershall cease to have effect.

(c) If for any reason the Owners become entitled under the Building Contract to reject the Vessel the Owners shall, before exercising such right of rejection, consult the Charterers and thereupon

(i) if the Charterers do not wish to take delivery of the Vessel they shall inform the Owners within seven (7) running days by notice in writing and upon receipt by the Owners of such notice this Chartershall cease to have effect; or

(ii) if the Charterers wish to take delivery of the Vessel they may by notice in writing within seven (7) running days require the Owners to negotiate with the Builders as to the terms on which delivery should betaken and/or refrain from exercising their right to rejection and upon receipt of such notice the Owners shall commence such negotiations and/ or take delivery of the Vessel from the Builders and deliver her to the Charterers;

(iii) in no circumstances shall the Charterers be entitled to reject the Vessel unless the Owners are able to reject the Vessel from the Builders;

(iv) if this Charter terminates under sub-clause (b) or (c) of this Clause, the Owners shall thereafter not be liable to the Charterers for any claim under or arising out of this Charter or its termination.

(d) Any liquidated damages for delay in delivery under the Building Contract and any costs incurred in pursuing a claim therefor shall accrue to the account of the party stated in Box 41(c)or if not filled in shall be shared equally between the parties.

3. Guarantee Works

If not otherwise agreed, the Owners authorise the Charterers to arrange for the guarantee works to be performed in accordance with the building contract terms, and hire to continue during the period of guarantee works. The Charterers have to advise the Owners about the performance to the extent the Owners may request.

4. Name of Vessel

The name of the Vesselshall be mutually agreed between the Owners and the Charterers and the Vessel shall be painted in the colours, display the funnel insignia and fly the house flag as required by the Charterers.

5. Survey on Redelivery

The Owners and the Charterers shall appoint surveyors for the purpose of determining and agreeing in writing the condition of the Vessel at the time of re-delivery. Without prejudice to Clause 15(Part II), the Charterers shall bear all survey expenses and all other costs, if any, including the cost of docking and undocking, if required, as well as all repair costs incurred. The Charterers shall also bear all loss of time spent in connection with any docking and undocking as well as repairs, which shall be paid at the rate of hire per day or pro rata.

PART IV
HIRE/PURCHASE AGREEMENT

OPTIONAL PART

(Optional, only to apply if expressly agreed and stated in Box 42)

On expiration of this Charter and provided the Charterers have fulfilled their obligations according to Part I and II as well as Part III, if applicable, it is agreed, that on payment of the final payment of hire as per Clause 11 the Charterers have purchased the Vessel with everything belonging to her and the Vessel is fully paid for.

In the following paragraphs the Owners are referred to as the Sellers and the Charterers as the Buyers.

The Vessel shall be delivered by the Sellers and taken over by the Buyers on expiration of the Charter.

The Sellers guarantee that the Vessel, at the time of delivery, is free from all encumbrances and maritime liens or any debts whatsoever other than those arising from anything done or not done by the Buyers or any existing mortgage agreed not to be paid off by the time of delivery. Should any claims, which have been incurred prior to the time of delivery be made against the Vessel, the Sellers hereby undertake to indemnify the Buyers against all consequences of such claims to the extent it can be proved that the Sellers are responsible for such claims. Any taxes, notarial, consular and other charges and expenses connected with the purchase and registration under Buyers' flag, shall be for Buyers' account. Any taxes, consular and other charges and expenses connected with closing of the Sellers' register, shall be for Sellers' account.

In exchange for payment of the last month's hire instalment the Sellers shall furnish the Buyers with a Bill of Sale duly attested and legalized, together with a certificate setting out the registered encumbrances, if any. On delivery of the Vessel the Sellers shall provide for deletion of the Vessel from the Ship's Register and deliver a certificate of deletion to the Buyers.

The Sellers shall, at the time of delivery, hand to the Buyers all classification certificates (for hull, engines, anchors, chains, etc.), as well as all plans which may be in Sellers' possession.

The Wireless Installation and Nautical Instruments, unless on hire, shall be included in the sale without any extra payment.

The Vessel with everything belonging to her shall be at Sellers' risk and expense until she is delivered to the Buyers, subject to the conditions of this Contract and the Vessel with everything belonging to her shall be delivered and taken over as she is at the time of delivery, after which the Sellers shall have no responsibility for possible faults or deficiencies of any description.

The Buyers undertake to pay for the repatriation of the Master, officers and other personnel if appointed by the Sellers to the port where the Vessel entered the Bareboat Charter as per Clause 3(Part II) or to pay the equivalent cost for their journey to any other place.

"BARECON 2001" Standard Bareboat Charter

OPTIONAL PART

PART V
PROVISIONS TO APPLY FOR VESSELS REGISTERED IN A BAREBOAT CHARTER REGISTRY

(Optional, only to apply if expressly agreed and stated in Box 43)

1. Definitions

For the purpose of this PART V, the following terms shall have the meanings hereby assigned to them:

"The Bareboat Charter Registry" shall mean the registry of the State whose flag the Vessel will fly and in which the Charterers are registered as the bareboat charterers during the period of the Bareboat Charter.

"The Underlying Registry" shall mean the registry of the state in which the Owners of the Vessel are registered as Owners and to which jurisdiction and control of the Vessel will revert upon termination of the Bareboat Charter Registration.

2. Mortgage

The Vessel chartered under this Charter is financed by a mortgage and the provisions of Clause 12(b)(Part II) shall apply.

3. Termination of Charter by Default

If the Vessel chartered under this Charter is registered in a Bareboat Charter Registry as stated in Box 44, and if the Owners shall default in the payment of any amounts due under the mortgage(s) specified in Box 28, the Charterers shall, if so required by the mortgagee, direct the Owners to re-register the Vessel in the Underlying Registry as shown in Box 45.

In the event of the Vessel being deleted from the Bareboat Charter Registry as stated in Box 44, due to a default by the Owners in the payment of any amounts due under the mortgage(s), the Charterers shall have the right to terminate this Charter forthwith and without prejudice to any other claim they may have against the Owners under this Charter.

Additional Clauses to the Bareboat Charter dated 7 September 2018 between Topsheen Shipping Group Limited as Owner (the "Owner") and Max Bright Marine Service Co., Limited as Charterer (the "Charterer") in respect of MV TOP DILIGENCE.

32. DEFINITIONS

32.1. In these additional clauses and in Part II of the printed part of this Charter, unless the context otherwise requires, the following expressions shall have the following meanings:

"Administrative Fee Component" means, in relation to a Month Date, one-twelfth (1/12) of two percent (2%) of the balance of the principal amount of the loan outstanding under the Facility Agreement on that Month Date.

"Book Value" means in respect of the Vessel as at any date, the amount calculated by using the following formula:

US$25,300,000 – D/365 x (US$25,300,000 - US$4,500,000)/20

(where D represents the number of the calendar days elapsed since the Delivery Date)

"Facility Agreement" means the facility agreement dated 14 December 2017 and made between, amongst others, (i) Yun Da Shipping Co., Limited and Run Da Shipping Co., Limited as joint and several borrowers, (ii) the financial institutions listed in Part B of Schedule 2 of the facility agreement therein as lenders, (iii) BNP Paribas as facility agent and (iv) BNP Paribas as security agent, as amended and/or supplemented from time to time.

"Floating Rate of Interest" means the percentage rate per annum which is the aggregate of:

(a) the Margin at 2.00 per cent; and

(b) LIBOR.

"Hire Payment Date" means the date in line with the Owners` each hire installment invoice.

"Month Date" means each of the Delivery Date and the dates falling at consecutive 1 month thereafter, which dates may be adjusted by the Owner in order to satisfy the requirement of the Facility Agreement.

"Owner Account" means the bank account nominated by the Owner in line with the Owners` each hire installment invoice unless otherwise notified to the Charterer by the Owner.

33. CHARTER HIRE

33.1. The Charterer shall, on each Hire Payment Date during the Charter Period, pay charter hire ("**Charter Hire**") to the Owner, calculated from the Delivery Date as being the sum of:

(a) the principal component of USD 147,583.33 together with the Floating Rate of Interest in line with the Owners` each hire installment invoice; and

(b) the Administrative Fee Component due on the relevant Month Date.

provided that in respect of payment of the Administrative Fee Component:

(a) if the average of the Baltic Exchange Supramax Index (the " **BSI**") in the 90-day period immediately prior to the relevant Month Date is less than 900, the Charterer shall not be required to pay the Administrative Fee Component due on the relevant Month Date (the "**Suspended Administrative Fee Component**")

(b) if the average of the BSI in the 90-day period immediately prior to the relevant Month Date is equal to or greater than 900 but less than 1350, the Charterer shall pay an amount equal to the Administrative Fee Component due on the relevant Month Date on the relevant Hire Payment Date in full; and

(c) if the average of the BSI in the 90-day period immediately prior to the relevant Month Date is equal or greater than 1350, the Charterer shall pay an amount equal to the Administrative Fee Component due on the relevant Month Date on the relevant Hire Payment Date together with any Suspended Administrative Fee Component previously not required to be paid under paragraph (a) above.

The Owner and Charterer understand and agree that the " **BSI**" as referred to above is calculated, assessed and/or published by **Baltic Exchange** according to its current components, weighting of these components and/or calculation/assessment method. In the event that any of components of BSI or weighting of those components or method of calculation/assessment varies substantially during the Charter Period, the Charterer and Owner shall otherwise discuss and negotiate whether and/or how to apply the BSI based upon the actual conditions when calculating the Administrative Fee Component.

33.2. It is agreed that for the purpose of calculating the Charter Hire due on any Hire Payment Date, on or before the date falling three (3) Banking Days (or such other date as may be agreed) prior to the relevant Hire Payment Date, the Owner will provide to the Charterer written confirmation of the amount of principal component, the floating rate of interest and Administrative Fee Component due on that Hire Payment Date.

33.3. The Charter Hire shall be paid in advance on each Hire Payment Date.

33.4. Notwithstanding anything to the contrary contained in this Charter:

(a) the Charterer shall pay the Charter Hire and all other moneys due and payable under this Charter in Dollars in funds with the same day value to the Owner Account not later than 11:00am (Beijing time) on the relevant payment date and (ii) or as the Owner directs;

(b) the Charter Hire payable under this Charter shall accrue pro rata from day to day; and

(c) if any day for the making of any payment hereunder shall not be a Banking Day, the due date for payment of the same shall be the preceding Banking Day.

33.5. The Charterer shall not be excused from payment, nor entitled to any remissions of any payment of Charter Hire (or any part of Charter Hire) for any reason. In any event, the Owner shall be under no obligation to provide the Charterer with a replacement for the Vessel during any period in which the Charterer do not have use and possession of the Vessel.

33.6. The Vessel shall not at any time be deemed off-hire and the Charterer's obligation to pay all and other amounts payable shall be absolute and unconditional under any and all circumstances and shall not be affected by any circumstances of any nature whatsoever, including (but not limited to):

(a) any claim against the Owner or anyone else for any reason whatsoever;

(b) any unavailability of the Vessel for any reason (whether for performance of the Owner's obligations under this Charter and/or the performance of the Charterer's obligations under any sub-charter to which it is a party), including (but not limited to) any defect in the seaworthiness, condition, design, operation, performance, capacity, merchantability, or fitness for use or eligibility of the Vessel for any particular trade or operation; or

(c) any incapacity, disability, or defect in powers of the Charterer, or any irregular exercise of those powers by, or lack of authority of, any person purporting to act on behalf of the Charterer; or

(d) any illegality, invalidity, avoidance or unenforceability on any grounds whatsoever of, or of any obligations of the Charterer under this Charter or the General Assignment; or

(e) any other cause which but for this clause, might operate to exonerate the Charterer from liability, whether in whole or in part, under this Charter or the General Assignment;

(f) any failure for any reason whatsoever by the Charterer to deliver the Vessel to any sub-charterer;

(g) any actual or alleged breach by:

(i) in the name of the Owner, the Charterer and, otherwise as the Owner and the Charterer may agree;

(ii) any sub-charterer of any provision of any sub-charter to which the Charterer is party to.

33.7. Without prejudice to the other provisions of this clause 33, the Charterer shall, from time to time, pay such amounts of Charter Hire to the Owner as shall be necessary to enable the Owner to (i) promptly and fully meet all its payment obligations under or in connection with the Transaction Documents and (ii) fully and satisfactorily discharge the Secured Liabilities, provided that the Owner shall not elect voluntarily to prepay an amount under the Facility Agreement without the prior written consent of the Charterer.

33.8. Subject to the terms of this Charter, all payments hereunder shall be made net of all commissions and without any set-off or counterclaim whatsoever and free and clear of and

without withholding or deduction for, or on account of Taxes. If the Charterer is so required to make any withholding or deduction from any such payment, the sum due from the Charterer in respect of such payment will be increased to the extent necessary to ensure that, after making such withholding or deduction, the Owner receives a net sum equal to the amount which it would have received had no such withholding or deduction been required to be made. The Charterer will promptly deliver to the Owner any receipts, certificates or other proof evidencing the amounts, if any, paid to or payable in respect of any such withholding or deduction as aforesaid.

33.9. Time of payment of any amount under this Charter by the Charterer shall be of the essence. Subject to clause 33.3, in the event of failure by the Charterer to pay on the due date for payment thereof, or in the case of the sum payable on demand, the date of demand therefore, any hire or other amount payable by it under any of the Charter Documents, the Charterer will pay to the Owner on demand an additional charge on the Unpaid Sum from the date of such failure to the date of actual payment (both before and after any relevant judgment or the winding up of the Charterer) at the rate of 0.05% of the Unpaid Sum per day plus any late payment charges or fees payable by the Owner to the Lenders under the Finance Documents. The aggregate amount payable under this Clause 33.9 (the "Late Payment Amount") shall be determined by the Owner and certified by it to the Charterer (such certification to be conclusive in the absence of manifest error). Any applicable Late Payment Amount payable by the Charterer as aforesaid shall be payable on demand to the Owner.

34. PURCHASE OPTION AND PURCHASE OBLIGATION

34.1. The Charterer shall at any time before the termination or expiry of this Charter have the option to purchase the Vessel from the Owner at the Purchase Price and in accordance with the terms and conditions set out under this Clause 34.

34.2. The Charterer shall be obliged to purchase the Vessel from the Owner in accordance with the terms and conditions set out under this Clause 34 upon the date which falls on 120 Months after the Delivery Date.

34.3. In the case of the Charterer's option to purchase the Vessel pursuant to Clause 34.1, the Charterer shall give the Owner written notice of not less than six (6) Months and such notice shall state the Charterer`s intention to purchase the Vessel under Clause 34.1 on the date specified in such written notice ("Purchase Option Sale Date"). Any notice given by the Charterer under this clause shall be irrevocable and the Charterer shall be obliged to purchase the Vessel for the Purchase Price on the Purchase Option Sale Date in accordance with this Clause 34.

34.4. In the case of the Charterer's obligation to purchase the Vessel pursuant to Clause 34.2, the Charterer shall be obliged to purchase the Vessel within 3 days of the date falling 120 Months after the Delivery Date (the date that the Charterer is obliged to purchase the Vessel shall be know as the " Purchase Obligation Sale Date").

34.5. The Owner shall, in accordance with the terms of a memorandum of agreement ("MOA"), and in consideration of the Charterer's payment of the Purchase Price on the Purchase Option Sale Date or the Purchase Obligation Sale Date (as the case may be), furnish the Charterer with or shall procure that the Charterer is furnished with:

(a) a legal bill of sale of the Vessel warranting that the Vessel is free from registered mortgages,

encumbrances and maritime liens or any other kind of charges that have (in each case) been created by the Owner;

(b) at the Charterer's cost, such other documents as the Charterer may reasonably require to effect registration of title in the Charterer's name in the jurisdiction proposed by the Charterer as being the Vessel's new flag state.

34.6. The MOA shall provide amongst others that such sale shall be:

(a) on an "as is, where is" basis without any warranty or guarantee of condition, fitness for purpose, satisfactory quality or similar type of condition warranty;

(b) without warranty as to non-encumbrance or liens except the Mortgages that would concurrently and simultaneously be removed/deleted/released upon the consummation of the sale and purchase of the Vessel; and

(c) subject to any sub-charters or other contracts of employment as may affect the Vessel at that time and the Charterer shall take over such sub-charters or other contracts of employment without any change in terms affecting the Owner or the sale of the Vessel by the Owner.

34.7. All fees for discharging the Mortgages and releasing any other security over the Vessel created by the Owner shall be for the Charterer's account.

34.8. The Charterer shall bear and shall pay to the Owner all registration, legal or other expenses whatsoever incurred in respect of such transfer or title not later than three Business Days before the expected date of transfer of title.

34.9. For the avoidance of doubt, the terms governing the sale and purchase of the Vessel under this Clause 34 is binding on the Charterer and shall not be construed as an agreement to agree.

SCHEDULE 1

Part I

CALCULATION OF PURCHASE PRICE

The Purchase Price on any relevant date shall be the amount set out in (a) below, subject to paragraphs (b) to (d) below:

(a) **Date Falling**	**Applicable Amount $**
any date from the Delivery Date until the date which falls on the day before the date which is 60 Months after the Delivery Date	all amounts then outstanding or payable to the Finance Parties under the Facility Agreement and other Finance Documents PLUS 8% multiplied by the higher of (a) the Vessel's Book Value and (b) the average of the Vessel's Book Value and Market Value
any date from the date which is 60 Months after the Delivery Date until the date which falls on the day before the date which is 120 Months after the Delivery Date	all amounts then outstanding or payable to the Finance Parties under the Facility Agreement and other Finance Documents PLUS 10% multiplied by the higher of (a) the Vessel's Book Value and (b) the average of the Vessel's Book Value and Market Value
the date which is 120 Months after the Delivery Date	10% of the higher of (a) the Vessel's Book Value and (b) the average of the Vessel's Book Value and Market Value

(b) the Purchase Price on any Purchase Obligation Sale Date or Purchase Option Sale Date (as the case may be) shall, in each case, be the applicable amount determined in accordance with paragraph (a) plus any fees and costs payable to the Finance Parties in connection with prepayment of the Loan in Line with the Facility Agreement.